UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2015

NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54213
(Commission File Number)

83-0402389
(IRS Employer Identification No.)

3995 Yerkes Road
Collegeville, Pennsylvania 19426
 (Address of principal executive offices and Zip Code)

(215) 661-1100
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 3.02                      Unregistered Sales of Equity Securities

On January 16, 2015, the Registrant accepted a conversion notice from JSJ Investments Inc. ("JSJ ") to partially satisfy a $100,000 Convertible Promissory Note Agreement ("the JSJ Note") dated July 14, 2014 with JSJ.  The interest rate on the Note is 10% per annum, and the Note has a maturity date of six (6) months from the Effective Date. 89,802,212 shares, representing 4.9% of our issued and outstanding shares on the conversion date, were issued to satisfy $4,879 of the outstanding principal.  In accordance with the terms of the JSJ Note the shares were issued at a price equal to 58% of the average of the three lowest volume weighted average prices (VWAP) during the previous twenty (20) trading days immediately preceding the date of conversion. As of the date of this report the remaining amount currently outstanding on the JSJ Note is $100,217, consisting of $95,121 in principal and $5,096 in accrued interest.

JSJ is an “accredited investor” as defined under Rule 501 of Regulation D.  The Company believes this transaction is exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The above described executed Note is attached hereto and incorporated by reference as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 10, 2015, the Registrant filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment”) to implement a 1-for-200 reverse stock split (the “Reverse Stock Split”) of the Registrant's outstanding common stock (the "Common Stock").  A copy of the Amendment is filed as Exhibit 3.1 to this Report.

The Reverse Stock Split will be effective with the Financial Industry Regulatory Authority (“FINRA”) at the open of business on February 17, 2015 (the "Effective Date"), and the Company’s common stock will trade with a “D” added, under the symbol “NBRID”, for the next 20 business days to designate that it is trading on a post-reverse split basis.  Trading will resume under the symbol “NBRI” after the 20 day period has expired. The par value and other terms of Company’s common stock were not affected by the Reverse Stock Split. The post-split Common Stock will trade under a new CUSIP number, 657488300.

On the Effective Date each 200 shares of the Registrant's issued and outstanding Common Stock will automatically, and without any action on the part of the respective holders, be combined and converted into one (1) issued and outstanding share of Common Stock. The Reverse Stock Split will result in a reduction in the number of issued and outstanding shares of the Registrant's Common Stock from approximately 1.92 billion to approximately 9.6 million. No fractional shares will be issued as a result of the Reverse Stock Split.  Any remaining fractional shares will entitle a shareholder to receive a full share of post-split shares on the effective date of the reverse stock split.  Stockholders holding physical share certificates will receive instructions from the Company's transfer agent, Colonial Stock Transfer Company, Inc., regarding the process for exchanging their pre-split share certificates for new share certificates. Stockholders with shares held in book-entry form or through a bank, broker, or other nominee are not required to take any action and will see the impact of the Reverse Stock Split reflected in their accounts.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

3.1	Certificate of Amendment to Certificate of Incorporation.
10.1
Six Month Convertible Promissory Note with JSJ Investments Inc. dated  July 14, 2014, as previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on July 17, 2014, and incorporated by this reference as an exhibit to this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH BAY RESOURCES INC.
 (Registrant)

By: /s/ Perry Leopold
Perry Leopold
Chief Executive Officer

Dated: February 13, 2015